Exhibit 10.9

Amendment No. 1 to THE
INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD.

2020 OMNIBUS INCENTIVE PLAN

This Amendment No. 1 dated 9 August 2024 (this “Amendment”) to the International General Insurance Holdings Ltd. 2020 Omnibus Incentive Plan (the “2020 Omnibus Plan”) amends and supersedes certain information in the 2020 Omnibus Plan. Except as set forth below, all provisions of the 2020 Omnibus Plan shall remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the 2020 Omnibus Plan.

WHEREAS, the 2020 Omnibus Plan became effective on 17 March 2020;

WHEREAS, the Company desires to amend the 2020 Omnibus Plan as hereinafter provided in order to decrease the number of Common Shares issuable under the 2020 Omnibus Plan from 4,844,730 to 4,444,730; and

WHEREAS, the Board approved the substance of this Amendment on [9] August 2024, and accordingly, the Company desires to amend the 2020 Omnibus Plan as hereinafter provided.

NOW, THEREFORE, the 2020 Omnibus Plan is hereby amended as follows:

1.	Decrease in the Number of Common Shares Subject to the 2020 Omnibus Plan. Section 4.1(a) of the 2020 Omnibus Plan is amended to read in its entirety as follows:

4.1 Shares.

(a) The aggregate number of Common Shares that may be issued with respect to Awards which may be granted under the Plan shall not exceed 4,444,730 Common Shares (subject to any increase or decrease pursuant to Section 4.2) (the “Award Cap”), which may be either authorized and unissued Common Shares or Common Shares held in or acquired for the treasury of the Company or both. The maximum number of Common Shares with respect to which Incentive Stock Options may be granted under the Plan shall be a number of Common Shares equal to 100% of the Award Cap. With respect to Share Appreciation Rights settled in Common Shares, upon settlement, the total number of Common Shares subject to such Share Appreciation Rights shall count against the aggregate and individual share limitations set forth under this Section 4.1. In consideration for the Participant’s continuous service to the Company, any Common Shares that are issued under the Plan shall be issued fully paid.